                                                  Exhibit 23



               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-79399 and No. 333-
9020) pertaining to the BP America Capital Accumulation Plan of BP Amoco p.l.c. of our report dated June 22, 2000, with respect to the financial statements of BP America Capital Accumulation Plan included in this Annual Report (Form 11-K) for the period from December 30, 1999 to December 31, 1999 and for the year ended December 30, 1999.






                                        ERNST & YOUNG LLP



Chicago, Illinois
June 26, 2000